                                                                    Exhibit 4.15

                                 TRUST AGREEMENT
                                       OF
                           OMNICARE CAPITAL TRUST III

          THIS TRUST AGREEMENT is made as of February 7, 2003 (this "Agreement"), by and between Omnicare, Inc., a Delaware corporation, as sponsor (the "Sponsor"), and Chase Manhattan Bank USA, National Association, as trustee (the "Trustee"). The Sponsor and the Trustee hereby agree as follows:

          1. The trust created hereby shall be known as "Omnicare Capital Trust III" (the "Trust"), in which name the Trustee or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

          2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. Such amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. 'SS''SS' 3801, et seq. (the "Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in such form as the Trustee may approve.

          3. The Sponsor and the Trustee will enter into an amended and restated Trust Agreement satisfactory to each such party to provide for the contemplated operation of the Trust created hereby and the issuance of the preferred securities and common securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustee shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as the Sponsor directs in order to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustee may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

          4. The Sponsor, as agent of the Trust, is hereby authorized, in its sole discretion, (i) to file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (as herein defined), on behalf of the Trust,
(a) a Registration Statement (the "1933 Act Registration Statement"), including all pre-effective or post-effective amendments thereto, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the preferred securities of the Trust, (b) any preliminary prospectus or prospectus or supplement thereto relating to the preferred securities of the Trust required to be filed under the 1933 Act, and (c) if required, a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration of the preferred securities of the Trust under Section

12(b) of the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange or any other exchange (collectively, the "Exchange") and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the preferred securities of the Trust to be listed on the Exchange; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the preferred securities of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute, deliver and perform on behalf of the Trust, an underwriting agreement with the Sponsor and the underwriter or underwriters of the preferred securities of the Trust; (v) to execute, deliver and perform a depository agreement with the initial clearing agency, relating to the preferred securities of the Trust; (vi) to apply for and obtain a tax identification number for the Trust; and (vii) to execute on behalf of the Trust any and all documents, papers and instruments as may be necessary or desirable in connection with any of the foregoing.

          In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Commission, PORTAL, the Exchange or state securities or Blue Sky laws to be executed on behalf of the Trust by the Trustee, Chase Manhattan Bank USA, National Association, in its capacity as Trustee of the Trust, is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that Chase Manhattan Bank USA, National Association, in its capacity as Trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, PORTAL, the Exchange or state securities or Blue Sky laws.

          5. In connection with all of the foregoing, the Sponsor hereby constitutes and appoints Edward L. Hutton, Joel F. Gemunder and Cheryl D. Hodges, each of them as its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for the Sponsor or in the Sponsor's name, place and stead, in any and all capacities, to sign any and all amendments (including all pre-effective and post-effective amendments) to the 1933 Act Registration Statement and any 1934 Act Registration Statement and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his respective substitute or substitutes, shall do or cause to be done by virtue hereof.

          6. This Agreement may be executed in one or more counterparts.

          7. The number of trustees of the Trust initially shall be one and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee of the Trust at any time. Any Trustee of the Trust may resign upon thirty days' prior notice to the Sponsor.

          8. The Sponsor hereby agrees to (i) reimburse the Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (ii) indemnify, defend and hold harmless the Trustee and any of the officers, directors, employees and agents of the Trustee (collectively, the "Indemnified Persons") from and against and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Sponsor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

          9. The Trust may be dissolved and terminated before the issuance of the preferred securities of the Trust at the election of the Sponsor.

          10. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

                               [SIGNATURES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        OMNICARE, INC., as Sponsor


                                        By: /s/ David. W. Froesel, Jr.
                                            ------------------------------------
                                            Name:  David W. Froesel, Jr.
                                            Title: Senior Vice President and
                                                   Chief Financial Officer


                                        CHASE MANHATTAN BANK USA, NATIONAL
                                        ASSOCIATION, as Trustee


                                        By: /s/ John J. Cashin
                                            ------------------------------------
                                            Name:  John J. Cashin
                                            Title: Vice President